CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 665 and Amendment No. 668 to the Registration Statement on Form N-1A of EA Series Trust and to the use of our report dated August 27, 2026 on the financial statements and financial highlights of RACWI US ETF and Research Affiliates Deletions ETF, each a series of EA Series Trust. Such financial statements and financial highlights appear in the 2026 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 27, 2026